ARTICLES OF ORGANIZATION
OF
WORLD HEALTH SOLUTIONS, LLC

The undersigned, pursuant to the provisions of Chapter 605, Florida Statutes, provides the following information for the purpose of forming a Limited Liability Company under the laws of the State of Florida.

FILED
15 NOV 19 PM 3:18
SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLE 1.
Name

The name of the Limited Liability Company is **World Health Solutions, LLC.**

ARTICLE 2.
Address

The street and mailing address of the place of business in Florida is:

2820 Remington Green Circle
Tallahassee, Florida 32308-1547

ARTICLE 3.
Registered Agent and Registered Office

The name and Florida street address of the initial registered agent in Florida for the Limited Liability Company are:

AUSLEY & MCMULLEN, P.A.
c/o Robert A. Pierce
123 South Calhoun Street
Tallahassee, Florida 32301

Having been named as registered agent and as the person to accept service of process for the above-stated limited liability company at the place designated in these Articles, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, Florida Statutes.

s/Robert A. Pierce

Ausley & McMullen, P.A., Registered Agent
Robert A. Pierce, for the Firm

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ARTICLE 4.
Management

The Limited Liability Company shall be managed by its Manager and is, therefore, a Manager-managed company. The name and address of the Manager are as follows:

Mehran Ghazvini, MGR	4542 Highgrove Road Tallahassee, Florida 32309

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 16th day of November, 2015.

In accordance with Section 605.0203(1)(b), F.S., the execution of this document constitutes an affirmation under penalties of perjury that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third-degree felony as provided for in Section 817.155, F.S.

s/Robert A. Pierce

ROBERT A. PIERCE
Authorized Representative of the Member

FILED
15 NOV 16 PM 3:16
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

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